SECURITIES AND EXCHANGE COMMISSION WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):November 22, 2005

MEDICAL INTERNATIONAL TECHNOLOGY, INC.
(Exact Name of Registrant as Specified in its Charter)

Colorado	000-31469	84-1509950

(State of Organization)	(Commission File Number)	(I.R.S. Employer
Identification No.)

2281 Guenette
Ville Saint-Laurent
Montreal, Quebec, Canada HR4 2E9

(Address of Principal Executive Offices)

(514) 339-9355

Registrants Telephone Number

(Former Name or Address of Registrant)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

MEDICAL INTERNATIONAL TECHNOLOGY, INC. Report on Form 8-K

Section 8 – Other Events

Item 8.01 – Other Events

Press Release Source: Medical International Technologies

MEDICAL INTERNATIONAL TECHNOLOGY, INC. ANNOUNCES BUSINESS RELATIONSHIP WITH AUSTRALIAN WOOLGROWERS ASSOCIATION; ALSO PROVIDES SALES TRIP AND RESTRUCTURING UPDATE

DENVER, November 22, 2005 -- Medical International Technology, Inc. (OTC BB:MDLH.OB – News) (MIT) (http://www.mitcanada.ca), a developer and manufacturer of patented needle free jet injectors for human and animal inoculation, announces Australian Wool Innovation Limited (http://www.woolinnovation.com.au) will fund MIT to develop a modified AGRO-JET to be used in the Wool Production Industry.

Australian Wool Innovation Limited Drives Research and Development

In August 2005, Australian Wool Innovation Limited (AWI) contracted MIT to adapt our Agro-Jet needle free applicator for intradermal injections of various compounds as possible alternatives to mulesing. The Agro-Jet applicator is a needle-free medication delivery system for livestock.

Mulesing is the cutting of the skin around the breech (backside) of a lamb to prevent wool growth. This reduces the risk of breech flystrike caused by a very aggressive Australian sheep blowfly Lucila cuprina. Without mulesing, blowfly, flesh eating maggots create painful wounds, causing the sheep considerable pain and, in many cases, death. Over 10 Million Sheep go through this procedure every year.

Australian Wool Innovation Limited (AWI) is a fully independent public company. Their mission is to drive research, development and innovation that will increase the long-term profitability of Australian woolgrowers. The need to find alternatives to overcome long-standing animal health issues, such as blowfly strike, is an investment priority for the AWI.

As part of a wide-ranging search for better methods, AWI is funding MIT to develop practical and cost effective applicators suitable for the various compounds being investigated as alternatives to mulesing. AWI has also stated that in trials already conducted, the MIT applicator was very functional and extremely easy to use and will be used in further field trials.

Mr. Karim Menassa, President and CEO of Medical International Technology Inc. stated: “In cooperation with AWI, we are pleased to provide a safe alternative to mulesing. The AWI was in dire need for a humane and effective solution and we are proud that MIT was selected to provide a solution.” Mr. Menassa also took the opportunity to meet with his Australian Distributor of the MED-JET for human applications. The company and the distributor set up a clinic to discuss and show the many uses of the MED-JET. The clinic was well received and the company expects positive results in the near future.

Update on Hong Kong and Singapore Marketing/Sales Trip

In addition to Mr. Menassa's trip to Australia, he also traveled to Hong Kong and Singapore to meet with distributors and potential new distributors of the MED-JET and AGRO-JET.

MIT and its Distributors viewed the successful trials and the publication by the Journal of the American Academy of Dermatology “JAAD” (Surgical Pearl) and by the British Journal of Dermatology 2005/153, for Medical applications as a significant event for the Company.

In Singapore, Mr. Menassa met with his new Distributors for Medical applications. The objective of the meeting was to discuss the potential market for its Med-Jet Needle Free MBX Model Injector, and its significant advantages in reducing the pain and stress associated with traditional needle-syringes.

The injection accuracy provided by the Med-Jet MBX for single or multiple Anesthetic injections, can be used for many treatments such as Hyperhidrosis, Hair transplant, Liposuction, Minor Surgery, Skin treatment, just to name few applications.

In Hong Kong the meeting with the Distributor was for a training session, in the use of the Med-Jet MBX and the servicing of the Injector.

MEDICAL INTERNATIONAL TECHNOLOGY, INC. Report on Form 8-K

Health Canada Approval

As noted in our Press Release dated November 14, 2005, the company received Full certification for our Quality Management System granted under the International Organization for Standardization's ISO:9001:2000. This includes Certification for the “Canadian Medical Device Conformity Assessment System” (CMDCAS), for devices to be licensed by HEALTH CANADA. The company plans to aggressively market the MED-JET for human use for mass-inoculation. With the recent outbreak of the “bird-flu” and the increased fear of the possible pandemic that could effect and kill millions of people around the world, the company feels that Canadian and other world markets can benefit greatly from the MED-JET. By using the MED-JET, health officials have an alternative delivery method that is safer and faster than the traditional needle.

Hazards Of The Traditional Needle

The safety that the MED–JET delivers, as compared to that of the traditional needle, may be immeasurable. According to the International Sharps Injury Prevention Society (http://www.isips.org), it has been estimated that one out of every seven workers is accidentally stuck by a contaminated sharp point each and every year. Today alone over 2,100 health care professionals will incur a needlestick related injury. More than 20 types of infectious agents have been transmitted through needlesticks, including hepatitis B and C, tuberculosis, syphilis, malaria, herpes, diphtheria, gonorrhea, typhus and Rocky Mountain spotted fever. The MED–JET will eliminate this risk to our health care professionals and create a safer workplace.

COMPANY RESTRUCTURING UPDATE

At the Special Shareholders' Meeting, held November 17, 2005, Shareholders approved a 1 for 10 reverse split of our issued and outstanding stock. The final tally of Shareholder votes in favor of the reverse split, represented 30,871,051 shares or 65% of the 47,444,253 issued and outstanding shares. There were 1,005,300 opposing votes and 3,000 abstentions. As of November 21, 2005 our new trading symbol is MDLH. As previously announced, our new CUSIP number is 58457X 20 2.

MIT CANADA, with offices in Montreal, is a subsidiary of Denver, Colorado based Medical International Technology, Inc. (MIT USA), which specializes in the development, production, marketing and sale of needle-free injectors both for humans and animals, for individual and mass vaccinations.

Karim Menassa, President On Behalf of the Board of Directors Medical International Technology, Inc.

This press release is available on the Medical International Investor Relations site for investor questions, commentary and feedback. Investors are asked to visit http://www.agoracom.com/IR/MIT. Alternatively, investors can e-mail their questions or comments directly to MDIR@agoracom.com or asked to be placed on the Medical International investor e-mail list to receive all future press releases directly.

MEDICAL INTERNATIONAL TECHNOLOGY, INC. Report on Form 8-K

About Medical International Technology, Inc. (http://www.mitcanada.ca)

MIT CANADA, with offices in Montreal, is a subsidiary of Denver, Colorado-based Medical International Technology, Inc. (MIT USA), which specializes in the development, production, marketing and sale of needle-free injectors both for humans and animals, for individual and mass vaccinations.

The statements which are not historical facts contained in this press release are forward-looking statements that involve certain risks and uncertainties, including but not limited to risks associated with the uncertainty of future financial results, additional financing requirements, development and acquisition of new product lines and services, government approval processes, the impact of competitive products or pricing a technological changes, the effect of economic conditions and other uncertainties, and the risk factors set forth from time to time in the Company's SEC reports, including but not limited to its annual report on Form 10-KSB; its quarterly reports on Forms 10-QSB; and any reports on Form 8-K Medical International Technology, Inc.. takes no obligation to update or correct forward-looking statements.

CONTACT: Medical International Technology, Inc. Investor Relations Inquiries: Karim Menassa, President and CEO (514) 339-9355 MDIR@agoracom.com

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MEDICAL INTERNATIONAL TECHNOLOGY, INC.

Date: November 23, 2005	By:	\s\ Karim Menassa, President and CEO

Karim Menassa, President and CEO